UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2017

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2017, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Select Comfort Corporation (the “Company”) approved an amended and restated version of the Select Comfort Corporation Executive Severance Pay Plan (the “Severance Plan”).
The prior version of the Severance Plan provided for, and the amended and restated Severance Plan maintains, the base severance pay for the Company’s Chief Executive Officer and other named executive officers for a termination without “cause” or upon resignation for “good reason,” each as defined in the Severance Plan, as follows:

•	for the Company’s Chief Executive Officer: (i) two times the sum of annual base salary and annual target cash incentive plus (ii) a pro rata portion of the executive’s annual cash incentive; and

•	for the Company’s other named executive officers, (i) one times the sum of annual base salary and annual target cash incentive plus (ii) a pro rata portion of the executive’s annual cash incentive.

Under the prior version of the Severance Plan, the pro rata cash incentive payment was based on the executive’s target cash incentive for the year of termination. Under the amended and restated version of the Severance Plan, the pro rata cash incentive payment is based on the average annual cash incentive actually received by the executive during the three most recent fiscal years prior to the year of termination.

Under the prior version of the Severance Plan, the base severance pay amounts described above were not increased if the termination of employment without cause or resignation for good reason was in connection with a change in control of the Company. The amended and restated Severance Plan provides an additional change in control severance pay amount for the Company’s Chief Executive Officer and other named executive officers for a termination of employment without cause or resignation for good reason within six months before (or, if later, the date on which discussions with a third party regarding the change in control began) or 24 months after a change in control of the Company, and subject to additional non-competition and non-solicitation requirements, equal to one times the sum of annual base salary and annual target cash incentive.

The foregoing summary of the amended and restated Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the amended and restated Severance Plan, which the Company will file as an exhibit to its Form 10-Q for the fiscal quarter ended July 1, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: June 16, 2017	By: s/ Mark A. Kimball
Name: Mark A. Kimball
Title: Senior Vice President

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